UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 6, 2015

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 9 2015, Landauer, Inc. (the “Company”) issued a Press Release announcing its earnings for its fiscal 2015 first quarter ended December 31, 2014. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on March 6, 2015.  The Company’s stockholders voted on the following four proposals at the Annual Meeting.

Proposal One:

The stockholders voted to re-elect Stephen C. Mitchell and Thomas M. White as directors, each to serve for a term of three years expiring at the 2018 Annual Meeting.  The votes for each were as follows:

Director	For	Against	Abstain
Stephen C. Mitchell	7,161,876	149,982	255,642
Thomas M. White	5,081,786	2,434,793	50,921

Directors who continued in office for the current year were Robert J. Cronin, William G. Dempsey, Michael T. Leatherman and David E. Meador.

Proposal Two:

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.  The votes were cast as follows:

For	Against	Abstain
8,230,425	471,803	27,892

Proposal Three:

The Company’s stockholders approved an amendment to the Certificate of Incorporation of the Company to declassify the Board of Directors.  The votes were cast as follows:

,535,
For	Against	Abstain
7,523,759	31,217	12,524

Proposal Four:

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders.  The votes were cast as follows:

,535,
For	Against	Abstain
6,907,747	341,031	318,722

Item 8.01	Other Events

At its meeting on March 9, 2015, the Company’s Board of Directors consented to a vote to declare a regular quarterly cash dividend of $0.275 per share for the second quarter of fiscal 2015. The dividend will be paid on April 3, 2015, to shareholders of record on March 19, 2015.  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

March 10, 2015	By:	/s/ Mark. A. Zorko
Mark A. Zorko
Interim Chief Financial Officer